SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PROCYON CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class securities to which transaction applies:
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[ ]	Fee paid previously with preliminary materials.
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PROCYON CORPORATION

________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 11, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 11, 2012:

This Proxy Statement and the 2012 Annual Report on Form 10-K are available on the

Company’s internet website at http://www.procyoncorp.com/investor-relations.html

________________

Notice is hereby given that the Annual Meeting of Shareholders of Procyon Corporation, a Colorado corporation (the “Company”), will be held at the offices of Procyon Corporation, 1300 S. Highland Ave, Clearwater, Florida 33756 on Tuesday, December 11, 2012, at 4:00 p.m. Eastern Time, or at any adjournment or adjournments thereof, for the following purposes:

1.	To elect six directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ferlita, Walsh, & Gonzalez P.A. as independent registered public accountants for the 2013 fiscal year;

3.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING, although only shareholders of record at the close of business on November 1, 2012, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. The transfer books of the Company will not be closed.

By Order of the Board of Director

/s/ Regina W. Anderson

Regina W. Anderson
Chief Executive Officer

Clearwater, Florida

November 8, 2012

IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

PROCYON CORPORATION

1300 S. HIGHLAND AVENUE

CLEARWATER, FLORIDA 33756

(727) 447-2998

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 11, 2012

4:00 p.m. Eastern Time

General

The enclosed proxy is solicited by the Board of Directors of Procyon Corporation (hereinafter referred to as the “Company” or “we”) for use at the Annual Meeting of Shareholders to be held at the Procyon Corporation, 1300 S. Highland Ave., Clearwater, Florida at 4:00 p.m., Eastern Time, on Tuesday, December 11, 2012, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about November 8, 2012. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by notifying the Secretary of the Company. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

The record date with respect to this solicitation is November 1, 2012. All holders of record of Common Stock and Preferred Stock of the Company as of the close of business on that date are entitled to vote at the meeting. As of November 1, 2012, the Company had a total of 8,254,488 voting shares consisting of 8,060,388 of Common shares, and 194,100 shares of Preferred Stock. Each Common and Preferred share is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote. The Company's officers and directors and director nominees, who are expected to vote for the directors nominated by the Board of Directors and to vote in accordance with the recommendations of the Board of Directors, own a majority of the Company's outstanding shares. A shareholder may revoke a proxy at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, email, facsimile or telephone.

As a matter of policy, the Company holds proxies, ballots and voting tabulations that identify individual shareholders confidential. Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file, or late filing, of such reports. Based solely on the Company’s review of the reports and amendments thereto furnished to the Company and written representations that no other reports were required to be filed in fiscal 2012, the Company’s officers, directors and beneficial owners of more than ten percent of its Common Stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

We adopted a written policy that requires Board approval by a disinterested majority of the directors voting for any transaction in which one of our directors, nominees for director, executive officers or greater than five percent stockholders, or their immediate family members, have a material interest. All of our directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, our Company. Our executive officers monitor our operations, giving consideration to the disclosed relationships, and refer potential transactions to the Board of Directors for approval. The Board of Directors considers a related party transaction for its potential economic benefit to us, to ensure the transaction is, among other things, on terms no less favorable to us than those involving unrelated parties, in accordance with our policies and procedures, and that it is properly disclosed in our reports to shareholders.

Other than transactions described below, since July 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and,

•	in which any director, nominee for director, executive officer, shareholder which beneficially owns five percent or more of our common stock or any member of their immediate family members, had or will have a direct or indirect material interest.

Regina W. Anderson, our Chairman and Chief Executive Officer, personally guaranteed the loan we secured from Bank of America, N.A., in the amount of $508,000, to purchase our office building in July 2006 and guaranteed a line of credit secured by the Company in the amount of $250,000.

We have determined that all of our directors, except Regina W. Anderson, Justice W. Anderson and James B. Anderson, are independent within applicable rules of The Nasdaq Stock Market® (“Nasdaq Rules”). Therefore, half of our Board of Directors, and each member of the Audit and Compensation Committees, are independent within applicable Nasdaq rules. Further, each member of our Audit Committee is also considered independent under SEC Rule 10A-3.

ANNUAL REPORT

The Annual Report to Shareholders for fiscal 2012 is being sent to all shareholders with this Proxy Statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any Proxy. The Annual Report to Shareholders contains the Company’s Annual Report on Form 10-K for fiscal 2012, as filed with the Securities and Exchange Commission on September 28, 2012. An additional copy of such Report, without exhibits, is available without charge to any shareholder of the Company upon written request to James B. Anderson, Procyon Corporation, 1300 S. Highland Ave., Clearwater, Florida 33756. The Annual Report to Shareholders is also available online at http://www.procyoncorp.com/investor-relations.html.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the Company’s Proxy Statement for next year’s Annual Meeting, the Company’s fiscal 2014 Annual Meeting. Shareholders who intend to submit proposals for inclusion in the 2014 Proxy Statement must do so by sending the proposal and supporting statements, if any, to the Company no later than July 18, 2013, and must meet the requirements of Rule 14a-8 under the Exchange Act. Such proposals should be sent to the attention of the Corporate Secretary, Procyon Corporation, 1300 S. Highland Ave, Clearwater, Florida 33756. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement. If a shareholder intends to present a proposal for consideration at the 2014 annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, the SEC rules permit management to vote proxies in its discretion if we receive notice of the proposal before the close of business on October 1, 2013 and advise shareholders in our proxy statement for next year’s annual meeting about the nature of the matter and how our management intends to vote on such matter.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Procyon Corporation, 1300 S. Highland Ave., Clearwater, Florida 33756. The Corporate Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person acting under the Proxy.

PROPOSALS TO BE VOTED UPON

I. ELECTION OF DIRECTORS

Information concerning the six nominees for election as directors is shown below. If elected, each nominee will serve as director for a one-year term or until his or her successor is elected and qualified. All nominees are now members of the Board of Directors and all nominees have been unanimously nominated to stand for re-election or election, as applicable, by the Board of Directors, which performs the functions of a nominating committee, and which is composed of 50% of “independent” directors, within the meaning of the applicable listing standards of The Nasdaq Stock Market® (“Nasdaq Rules”). If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy. If the nominees for director are elected and re-elected, the Board will continue to be composed of 50% of independent directors.

The following material contains information concerning the nominees, including their recent employment, positions with the Company, other directorships and age as of the date of this Proxy Statement.

NAME	Age	Capacities in Which Served	Director Since

Regina W. Anderson	65	Chief Executive Officer and	2005
		Chairman of the Board
Chester L. Wallack	71	Director	1995
Fred W. Suggs, Jr.	65	Director	1995
James B. Anderson	42	Director and Chief Financial Officer	2006
Justice W. Anderson	35	Director	2006
Michael T. Foley	74	Director	2006

Regina Anderson. Ms. Anderson has served as Chairman of the Board of Directors since September 2005, and as our Chief Executive Officer since November 2005. Ms. Anderson brings 31 years experience in the medical field including 25 years of management and marketing experience. Ms. Anderson worked at HealthSouth Rehabilitation Hospital for ten years as Outpatient Director, in charge of the main outpatient center plus four satellite offices. As Outpatient Director, she was responsible for budgets involving over thirty thousand outpatient visits per year; marketing of multiple outpatient specialty programs; and staffing with thirty employees reporting directly to her. Prior to her work at HealthSouth. Regina was Vice-President of Operations at Stuffit Direct Marketing Company from 1980 through 1989. Regina received her Masters Degree from Kansas State University in 1970.

James B. Anderson. Mr. Anderson has served as our Chief Financial Officer since June 2005 and as a director since December 2006. In addition, from September 22, 2005, until that position was filled by Regina Anderson on November 1, 2005, Mr. Anderson served as Interim Chief Executive Officer. Mr. Anderson brings to the board his experience and expertise as Amerx Health Care’s Chief Information Officer since 1993, as well as Procyon’s VP of Operations since 1996. On June 28, 2005, Mr. Anderson was appointed to serve as the President of Sirius Medical Supply, Inc. Prior to Mr. Anderson’s work with the Company, he was involved with importing and exporting to Russia and Direct Mail Marketing. He received a B.S. from the University of South Florida. Mr. Anderson is the son of John C. Anderson, our late President, Chief Executive Officer and Chairman of the Board, the son of Regina Anderson, the Company’s Chairman of the Board and Chief Executive Officer, and the brother of Justice W. Anderson, a director and our Vice President of Sales & Marketing and the President of Amerx Health Care Corporation. Mr. Anderson is the son-in-law of our deceased former director, Richard T. Thompson.

Justice W. Anderson. Mr. Anderson has served as a director since December 2006. Mr. Anderson brings to the board his experience as VP of Sales and Marketing for Procyon Corporation as well as his experience and expertise as President of Amerx Health Care Corporation since 2005. Mr. Anderson served as VP of Sales for Amerx Health Care Corp from 2001 to 2005. Mr. Anderson has ten years experience in the Podiatric market. He previously served on the board of the American Academy of Podiatric Practice Management. Mr. Anderson began working for Amerx Health Care in August of 2000. He received a B.A. degree from the University of Florida. Mr. Anderson is the son of John C. Anderson, our late President, Chief Executive Officer and Chairman of the Board, the son of Regina Anderson, the Company’s Chairman of the Board and Chief Executive Officer and the brother of James B. Anderson, a director and our Chief Financial Officer.

Michael T. Foley. Mr. Foley has been a director since 2006. He serves as Chairman and sole member of the Audit Committee, and has served on the Compensation Committee and the Ethics Committee. Mr. Foley brings his financial expertise and experience having served as CEO, President, Vice President and Director of several Florida Corporations. He currently a VP and Director of Suwannee Lumber Company, manufacturers of various lumber grades, garden mulch and potting soil. From 1997 to 2003, Mr. Foley served as President and CEO of Gypsum Products, Inc. of Largo, FL. From 1972 to 1996 Mr. Foley served in various capacities at Florida Forest Products, Inc. including President, Chairman and CEO. Prior to his association with these building material suppliers, Mr. Foley worked for International Paper in pulp and newsprint sales. Michael received his Bachelor of Business Administration degree from the University of Notre Dame in 1960 and subsequently served on that university's National Alumni Board. He obtained his MBA from the University of Florida in 1965. Mr. Foley has been a member of the Pinellas County Committee of 100 and was appointed by Governor Lawton Chiles to the State of Florida Community Health Purchasing Alliance (CHPA) Board. Mr. Foley is also a retired Captain in the U.S. Naval Reserve.

Fred W. Suggs, Jr. Mr. Suggs has served on our Board of Directors since 1995. He is also the Chairman of the Ethics Committee and is a member of the Compensation Committee. Mr. Suggs brings his expertise and experience as a labor lawyer. He has been a practicing attorney since 1975. He is a partner in the Greenville, South Carolina office of Ogletree, Deakins, Nash, Smoak & Stewart, specializing in labor and employment law. He has been certified as a specialist in labor and unemployment law by the South Carolina Supreme Court and is a frequent lecturer on labor and employment law issues. Mr. Suggs graduated from Kansas State University with a B.S. degree and he received his J.D. degree from the University of Alabama.

Chester L. Wallack. Mr. Wallack has served as a director since 1995. Mr. Wallack is also Chairman of the Compensation Committee. Mr. Wallack brings expertise through his management experience in both private and military positions. He has served as Chief Executive Officer of Felton West, Inc., a real estate development and construction company in Dover, Delaware, since 1990. Mr. Wallack is a retired United States Air Force officer having served as a pilot and in various management capacities. He graduated from the University of Kansas with a B.S. degree in Industrial Management and from Southern Illinois University with an M.B.A. degree in Finance.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of Common Stock as of November 1, 2012by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or director nominee, and (iii) all executive officers and directors as a group. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted. As to the Company’s preferred stock, as of November 1, 2012, no officer or director of the company owned any preferred shares. In addition, no individual shareholder beneficially owned more than 5% of the Company’s preferred shares.

	Common Shareholdings on
	November 1, 2012

Name and Address (3)	Number of Shares	Percent of Class

Regina W. Anderson	78,050	1.0
Chester L. Wallack (l)	60,000	*
Fred W. Suggs (l)	100,000	1.2
James B. Anderson	81,000 (5)	1.0
Justice W. Anderson (4)	3,423,500	43.5
Michael T. Foley (2)	222,945 (6)	2.5
George O. Borak	-0-	*
All directors and officers and
director nominees as a group (seven persons)	3,947,560	49.0%
Jeffery S. Slowgrove (7)	476,200	5.9
RMS Limited Partnership, 50 W. Liberty St,	1,500,000	19.9%
Suite 700, Reno, NV 89501

_______________________

*	Less than 1%
(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee.
(3)	Except as noted above, the address for all persons listed is 1300 S. Highland Ave, Clearwater, Florida 33756
(4)	Mr. Anderson beneficially owns 3,350,000 shares of common stock and 60,000 currently exercisable options to purchase shares of common stock as Trustee of the John C. Anderson Trust in accordance with Mr. Anderson’s will. He also owns of record 73,000 shares of common stock.
(5)	Includes 10,000 shares in joint name with his wife.
(6)	Includes 17,945 shares of common stock owned of record by Mr. Foley’s wife’s trust, of which shares Mr. Foley disclaims beneficial ownership.
(7)	Mr. Slowgrove resigned as a director in December 2011.

Compensation of Directors and Executive Officers.

Processes and Procedures for the Consideration and Determination of Executive and Director Compensation.

Compensation programs for our executive officers are reviewed and recommended by our Compensation Committee and are approved by the Board of Directors. None of the executive officers are members of the Compensation Committee or otherwise had any role in determining the compensation for themselves or other executives, although the Compensation Committee does receive input from the executive officers when considering adjustments to base salary and other compensation components and the Chief Executive Officer’s recommendations with respect to compensation of the other executives. The Compensation Committee conducts an annual review of our executive compensation programs to ensure that they meet the Company's objectives. The Compensation Committee does not delegate its authority to evaluate and make recommendations to the Board concerning executive compensation to any persons. Further, the Compensation Committee has not relied in the past on any consultants in the performance of its duties. The Compensation Committee is also responsible for making recommendations concerning director compensation. Currently, the directors do not receive any compensation.

Summary Compensation Table. The following table sets forth compensation information for the two fiscal years ended June 30, 2012 and 2011 of the Company’s Chief Executive Officer, the President of our subsidiary, Amerx Health Care Corp. (the “Named Executive Officers”). Elements of compensation for our Named Executive Officers include salary, discretionary cash bonuses and other perquisites and benefits. We do not have a pension plan, do not pay non-equity incentive plan based compensation and do not offer nonqualified deferred compensation arrangements. We also did not grant stock awards in fiscal year 2011. As a result, columns related to these items have been omitted from the table below.

				All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)		Total ($)

Regina W. Anderson,	2012	$158,777	$-0-	$-0-		$158,777
President, Chief Executive Officer	2011	$158,776	$-0-	$-0-		$158,776

Justice W. Anderson,	2012	$40,398	$-0-	$160,252 (1)	(1)	$200,650
President (Amerx Health Care Corp.)	2011	$40,397	$-0-	$154,205	(1)	$194,602

James B. Anderson,	2012	$115,003	$5,000	$-0-		$120,003
Chief Financial Officer, V.P. of Operations Amerx Health Care Corp.)	2011	$101,663	$-0-	$-0-		$101,663

(1) Consists solely of commissions on sales from Amerx Health Care Corp.

Narrative Disclosure to Summary Compensation Table

None of our Named Executive Officers have written employment agreements. However, the terms of their compensation are determined and set by action of the Compensation Committee and Board of Directors. A significant portion of Justice Anderson’s compensation consists of commissions on sales of Amerx Health Care Corp. products.

Outstanding Equity Awards at 2012 Fiscal Year End

The named Executive Officers held no outstanding stock options at June 30, 2012.

Compensation of Directors

No employee of the Company receives any additional compensation for his services as a director. No non-employee director receives any compensation for his service; however, the Board of Directors has authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. The Board of Directors may consider alternative director compensation arrangements from time to time.

Stock Option Plans

The Company maintains two stock option plans, the 1998 Omnibus Stock Option Plan and the Procyon Corporation 2009 Stock Option Plan.

The Company's 1998 Omnibus Stock Option Plan (the "1998 Option Plan") expired by its terms on December 2008. The 1998 Option Plan was designed as a comprehensive benefit plan that gave the Company the ability to offer a variety of equity based incentives and awards to persons who were key to the Company's growth, development and financial success. The 1998 Option Plan permitted the grant of awards to directors, employees and consultants of the Company and its subsidiaries. The 1998 Option Plan provided for the grant of incentive stock options ("Incentive Stock Options") within the meaning of the Code, non-qualified stock options, restricted shares, performance units, performance shares, dividend equivalent, share appreciation rights ("SARs") and other forms of awards, including deferrals of earned awards, (collectively, the "Awards"). Employees and non-employees to whom an offer of employment had been extended, directors and consultants of the Company were all eligible participants for all Awards, except that Incentive Stock Options may be granted only to employees.

The 1998 Option Plan was administered by the Compensation Committee of the Board of Directors, which construed and interpreted the 1998 Option Plan, determined the terms and conditions of the Awards granted under the 1998 Option Plan, including the individuals who were granted Awards, the exercise price, if any, the number of shares subject to an Award and the vesting and duration of Awards, subject to any restrictions contained in the 1998 Option Plan.

The maximum number of shares of Common Stock reserved and available for Awards under the 1998 Option Plan was 1,000,000. There are no outstanding options remaining from the 1998 Option Plan.

The Procyon Corporation 2009 Stock Option Plan (the "2009 Option Plan") was approved by our shareholders on December 8, 2009. Pursuant to the terms of the 2009 Option Plan, the plan shall continue in effect until December 8, 2019. The purpose of the 2009 Option Plan is to advance the interests of the Company and the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company's stockholders.

The 2009 Option Plan provides for the granting of Incentive Stock Options, meeting the requirements of §422 of the Internal Revenue Code (the "Code"), Non-Qualified Stock Options, which do not qualify as Incentive Stock Options, and Stock Appreciation Rights ("SARs") (together, an "Award"). The Plan is administered by our Compensation Committee.

The Board of Directors has authorized the issuance of 500,000 shares of common stock to underlie the granting of Incentive Stock Options and 500,000 shares of common stock to underlie the granting of Non-Qualified Stock Options and SARs under the 2009 Option Plan. As of June 30, 2011, no stock options or other Awards have been granted under the 2009 Option Plan. The 1,000,000 shares of common stock that have been reserved for the 2009 Option Plan have not been registered under the Securities Act of 1933. We have no present plans to register such shares.

Eligible participants under the 2009 Option Plan must be such full or part-time officers and other Employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Compensation Committee in its sole discretion. Only employees may receive Incentive Stock Options. Employees, non-employee directors and consultants may receive Non-Qualified Stock Options or SARs.

Non-Qualified Stock Options granted under the 2009 Option Plan many have a term of not more than ten years from the date of grant. The exercise price must be not less than 100% of the fair market value of the underlying common stock on the date of grant. Incentive Stock Options can be granted under the 2009 Option Plan for a term not exceeding ten years, except for Ten Percent Owners of our common stock, as defined in the Plan, for whom the maximum option term is five years. Incentive Stock Options are granted with an exercise price of not less than 100% of the fair market value of the underlying common stock on the date of grant. However, for Ten Percent Owners, the exercise price must be 110% of the Fair Market Value of the underlying stock on the date of grant.

Committees of the Board

The Board of Directors has delegated certain of its authority to a Compensation Committee, an Audit Committee and an Ethics Committee.

The Compensation Committee is composed of Messrs. Wallack and Suggs. The Compensation Committee adopted a Charter on December 8, 2007, the charter was filed with the SEC on September 30, 2008, a copy of which can be obtained on our website at http://www.procyoncorp.com/investor-relations.html. Each member of the Compensation Committee is not a former or current officer or employee of the Company and is otherwise independent within the meaning of the applicable Nasdaq Rules. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to compensation matters, including bonuses for employees, and to administer the Company’s Option Plan. Historically, review and adjustment of compensation of our executive officers has primarily been determined by our Chief Executive Officer. See also, “Processes and Procedures for the Consideration and Determination of Executive and Director Compensation,” above.

The Company formed an Audit Committee in July 2004. In October 2006, the entire board of directors voted to act as the Company’s Audit Committee on an interim basis. In December 2006, the Board nominated Michael T. Foley as Audit Committee member and Chair. The Board believes that Mr. Foley is independent pursuant to Nasdaq rules and also meets the requirements of an “audit committee financial expert” under applicable SEC Rules. In addition, we have determined that Mr. Foley is independent within the meaning of SEC Rule 10A-3(b)(1).

The Audit Committee adopted a Charter, effective October 27, 2006 and filed with the Securities and Exchange Commission on November 9, 2009. A copy of the Audit Committee Charter can be obtained on our website at http://www.procyoncorp.com/investor-relations.html. Pursuant to its Charter, the primary function of the Audit Committee is to review and approve the scope of audit procedures employed and to review and approve the audit reports rendered by the Company’s independent auditors and to approve the audit fees charged by the independent auditors. In addition, pursuant to the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder, the Audit Committee is responsible for, among other things, pre-approving all audit and non-audit services performed by the independent auditors, approving the engagement of the auditors and receiving certain reports from the independent auditors prior to the filing of the audit report. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

The Company does not have a Nominating Committee. However, the entire board of directors, which is comprised of half number ofindependent directors pursuant to applicable Nasdaq rules, performs the function of a nominating committee. The Company believes that a separate committee is not necessary for a company of its size. For purposes of the Audit Committee and the foregoing statement, the Company has used the definition of “independent director” as contained in the corporate governance rules of Nasdaq.

The Company’s Ethics Committee is composed of Messrs. Suggs and Crane. Mr. Crane resigned from the Board and the Ethics Committee on July 14, 2009. The purpose of the Ethics Committee is to oversee and institute policies for corporate governance and ethical business standards. The Company adopted a Code of Ethics for Senior Financial Officers in 2004 and is available on our website at http://www.procyoncorp.com/investor-relations.html

Director Independence

We believe that Messrs. Wallack, Suggs and Foley are independent directors as defined under applicable Nasdaq rules. Regina W. Anderson, James B. Anderson and Justice W. Anderson are not deemed to be independent directors as each is an executive officer or the Company and/or its subsidiaries. We believe Mr. Foley meets the audit committee independence requirements of SEC Rule 10A-3(b)(1).

Board Leadership Structure

We have no formal policy concerning the separation or combination of the Chief Executive Officer and Chairman of the Board positions. Our Board has the right to exercise its judgment to choose the Chairman as it deems best for the Company at any point in time. Currently, Regina Anderson serves as both Chairman of the Board and Chief Executive Officer.

We currently have six directors, three of whom are independent. There are three committees of the Board, each comprised and chaired solely by independent directors. Risk management is overseen by the Board as a whole, but also through our committees, particularly the Audit and Ethics Committees, which report to the Board. We believe that our directors provide effective oversight of the risk management function, especially through the work of the Audit and Ethics committees.

Nomination Procedures

Shareholders may recommend director candidates for inclusion by the board of directors in the slate of nominees which the board recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the board. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Shareholders may recommend individuals to the board for consideration as potential director candidates by submitting their names and background to the Company’s Corporate Secretary, at the Company’s address set forth above. Such recommendations will be forwarded to the board. The board will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

In order to be considered timely, shareholder nominations for our next annual meeting for 2014, along with all required information, must be received by the Company no later than June 30, 2013.

The process followed or expected to be followed by the board to identify and evaluate candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the board.

Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the board will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by board members or by other persons. In considering whether to recommend any candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by shareholders, the board will consider, among other things, the candidate’s:

●	integrity and honesty,

●	ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole,

●	background and experience with manufacturing, retailing, operations, finance, marketing or other fields which will complement the talents of the other board members,

●	willingness and capability to take the time to actively participate in board and Committee meetings and related activities,

●	ability to work professionally and effectively with other board members and Company management,

●	availability to remain on the board long enough to make an effective contribution, and

●	absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues; and

●	experience with accounting rules and practices.

The board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, diversity, knowledge and abilities that will allow the board to fulfill its responsibilities.

Audit Committee Report

In September, 2012, the Audit Committee, submitted the following report:

I have reviewed and discussed with management the Company’s audited financial statements for the year ended June 30, 2012 (the “Fiscal Year 2012 Financial Statements”).

I have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

I have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and have discussed with the auditors the auditors’ independence.

Based upon the reviews and discussions referred to above, I recommended to the Board of Directors that the Fiscal Year 2012 Financial Statements be included in the Company’s Form 10-K for the year ended June 30, 2012.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of the proxy statement, in connection with the annual meeting, except to the extent that the Company specifically requests that this Report be specifically incorporated by reference.

Date: September 28, 2012	Michael T. Foley,
Audit Committee member and Chairman

Board and Committee Attendance

In fiscal 2012, the Board of Directors held eleven formal meetings. All directors attended at least 75% of the meetings in person or by telephone. The Compensation Committee held four meeting during fiscal 2012. The Audit Committee held three meetings during fiscal 2012.

The Company encourages, but does not require, Board members to attend the annual meeting of shareholders. All of the directors attended last year’s annual meeting.

Code of Ethics for Senior Financial Officers

The Company has adopted a Code of Ethics for Senior Financial Officers, a copy of which can be viewed on our website, http://www.procyoncorp.com/investor-relations.html. The Code of Ethics applies to all senior financial officers of the Company, including the Chief Executive Officer, the Chief Financial Officer, the Treasurer and any other person performing similar functions.

The Board of Directors has unanimously approved and recommends that shareholders vote FOR the director nominees identified above.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL 2013.

Our Audit Committee has approved the engagement of Ferlita, Walsh & Gonzalez, P.A. of Tampa, Florida, to act as our independent registered public accountants for fiscal 2013, subject to approval of our shareholders in this proposal for the annual meeting. Ferlita, Walsh & Gonzalez, P.A. has examined the financial statements of the Company beginning with the fiscal year ended June 30, 1999. No members of Ferlita, Walsh & Gonzales, P.A. are expected to be in attendance at the annual meeting.

Audit Fees. In fiscal 2012, the Company paid to its independent accountants $43,568 in fees related directly to the audit and review of the Company’s financial statements. In fiscal 2011, the Company paid to its independent accountants $46,798 in fees related directly to the audit and review of the Company’s financial statements.

Audit-Related Fees. The Company’s independent accountants performed no other audit-related services for the Company during fiscal 2012 and 2011 other than the audit services described above.

Tax Fees: In fiscal 2012, the Company paid to its independent accountants $1,850 in fees related directly to tax preparations. In fiscal 2011, the Company paid to its independent accountants $1,450 in fees related directly to tax preparations.

All Other Fees: The Company’s independent accountants performed no other services for the

Company during fiscal 2012 and 2011 other than the audit and tax services described above.

The board of directors of the Company considers the services provided by Ferlita, Walsh, & Gonzalez, P.A. to be compatible with maintaining Ferlita, Walsh & Gonzalez, P.A.’s independence.

Audit Committee Pre-Approval Procedures. Procyon’s independent auditor reports to, and is engaged at the direction of, the Audit Committee, with annual approval by the shareholders. Effective May 2003, the board implemented, and after the formation of the Audit Committee in July 15, 2004, the Audit Committee ratified, new procedures for the pre-approval of audit and non-audit services performed by the Company’s independent auditors. The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company and acts to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation.

The Board of Directors recommends a vote FOR ratification of Ferlita, Walsh & Gonzalez P.A. as independent auditors for the Company for the 2013 fiscal year.